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                                                                    EXHIBIT 23.1

To the Board of Directors and Management of New Jersey Acquisition, Inc.
24300 Chagrin Blvd., Suite 210
Cleveland, Ohio 44122

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in the Form 10-SB Registration Statement, of our independent auditor's report and financial statements of New Jersey Acquisition Inc. as of September 30, 2003 and for the period beginning September 25, 2003 (inception) to September 30, 2003, which appears in such Form 10-SB.

Mitch S. Seifert, CPA
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Berger Apple & Assoc., LTD
25550 Chagrin Blvd., Ste. 101
Beachwood, Ohio 44122
October 20, 2003